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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 19, 2002


                             U.S. Industries, Inc.
                           (Exact Name of Registrant
                          as Specified in Its Charter)


           Delaware                    1-14557                   22-3568449
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                     Identification No.)


        101 Wood Avenue South
             Iselin, N.J.                                       08830-0169
(Address of Principal Executive Offices)                        (Zip Code)


                                 (732) 767-0700
              (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

     On March 20, 2002, the registrant announced that it has entered into a definitive agreement for the sale of its domestic lighting business (the "Business") to Hubbell Incorporated ("Hubbell"). The sale will be effected through a purchase by Hubbell of (i) all of the capital stock of LCA Group Inc. and Dual-Lite Inc., each a wholly owned subsidiary of the registrant, and (ii) the assets and liabilities of the Progress division of USI Canada Inc., a wholly owned subsidiary of the registrant. The purchase price for the Business is $250 million in cash, subject to adjustment based on the net worth of the Business at the closing of the transactions. The transactions are subject to customary conditions, including the receipt of approvals from certain regulatory authorities. Closing is expected to occur in the second calendar quarter of 2002.

     A copy of the registrant's press release dated March 20, 2002 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)   Exhibits    Description

             99.1      U.S. Industries, Inc. Press Release dated March 20, 2002.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             U.S. Industries, Inc.


Date: March 20, 2002                         By: /s/ Steven C. Barre
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                                                 Name:  Steven C. Barre
                                                 Title: Senior Vice President,
                                                        General Counsel and
                                                        Secretary